                                                                    EXHIBIT 12.1

                            PARKER DRILLING COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                     (Dollars in Thousands Except Rations)

                                                            Nine Months Ended September 30,
                                                            -------------------------------
                                                                 2002              2003
                                                            -------------      ------------
Pretax income (loss) from continuing operations before
  minority interest & income (loss) from equity investees     $(18,834)          $(24,122)
Interest expense                                                36,894             38,569
Amortization of debt expense, discount and premium               1,515              1,332
Amortization of capitalized interest                               392                395
Interest portion of rentals (a)                                    692                828
                                                              --------           --------
Earnings                                                      $ 20,659           $ 17,002
                                                              ========           ========

Interest expense                                                36,894             38,569
Amortization of debt expense, discount and premium               1,515              1,332
Interest portion of rentals (a)                                    692                828
                                                              --------           --------
Fixed charges                                                 $ 39,101           $ 40,729
                                                              ========           ========
Ratio of earnings to fixed charges                                0.5x               0.4x
                                                              ========           ========

(a) - Interest portion of rentals is a reasonable approximation of the interest factor